UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2026

AMERICAN STATES WATER COMPANY

(Exact Name Of Registrant As Specified In Charter)

CALIFORNIA	001-14431	95-4676679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 E. Foothill Boulevard

San Dimas, CA 91733-1212

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2026, American States Water Company (the “Company”) entered into an amendment (the “Amendment”) to the Equity Distribution Agreement, dated February 27, 2024 (the “Original Equity Distribution Agreement” and, together with the Amendment, the “Equity Distribution Agreement”), by and among the Company and Wells Fargo Securities, LLC (“Wells Fargo”), Janney Montgomery Scott LLC (“JMS”), RBC Capital Markets, LLC (“RBC”), and Siebert Williams Shank & Co., LLC in their capacities as sales agents (collectively, the “Sales Agents”), in order to replace JMS as Sales Agent thereunder with Huntington Securities, Inc. (“Huntington”).

In accordance with the terms of the Equity Distribution Agreement, the Company may offer and sell its Common Shares, no par value per share, having an aggregate offering price of up to $200 million, of which approximately $40.7 million is remaining, from time to time at its sole discretion, in one or more transactions, to or through third-party sales agents in “at the market” offerings under the Company’s registration statement on Form S-3 (File No. 333-277365), including the prospectus, dated February 26, 2024 and the prospectus supplement, dated February 27, 2024, as supplemented on February 20, 2026, as the same may be further amended or supplemented.

The Sales Agents, Huntington and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents, Huntington and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company including its subsidiary, Golden State Water Company (“GSWC”), for which they received or will receive customary fees and expenses. In particular, Wells Fargo and certain affiliates of Wells Fargo, as applicable, serve as joint lead arrangers, lenders or administrative agents with respect to the credit facilities of the Company and GSWC, and an affiliate of RBC serves as a lender with respect to the credit facility of the Company.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. For additional information regarding the Equity Distribution Agreement, see Item 1.01 “Entry Into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2024, which is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock and shall not constitute an offer, solicitation or sale in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

1.1	Amendment to Equity Distribution Agreement, dated February 20, 2026, by and among the Company, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, Huntington Securities, Inc., RBC Capital Markets, LLC and Siebert Williams Shank & Co., LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

/s/ Eva G. Tang
Name:	Eva G. Tang
Title:	Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

Date: February 20, 2026